Exhibit 3.5.4

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ASP HHI HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2012, AT 12:19 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF OCTOBER, A.D. 2012, AT 12:04 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF AUGUST, A.D. 2014, AT 3:48 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2014, AT 3:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ASP HHI HOLDINGS, INC.”.

	[SEAL]
		/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
5203406 8100H		AUTHENTICATION:	1768449
141277415		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:26 PM 08/24/2012 FILED 12:19 PM 08/24/2012 SRV 120968724 – 5203406 FILE

CERTIFICATE OF INCORPORATION

OF

ASP HHI HOLDINGS, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

FIRST: The name of the corporation is ASP HHI Holdings, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000,000 shares of common stock, par value $0.001 per share.

FIFTH: The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH: The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

[The remainder of this page is intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 24th day of August, 2012.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Sole Incorporator

[CERTIFICATE OF INCORPORATION OF ASP HHI HOLDINGS, INC.]

State of Delaware Secretary of State Division of Corporations Delivered 12:05 PM 10/04/2012 FILED 12:04 PM 10/04/2012 SRV 121098947 – 5203406 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ASP HHI HOLDINGS, INC.

October 4, 2012

ASP HHI Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is ASP HHI Holdings, Inc.

2. The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law (“DGCL”), adopted resolutions to amend the Certificate of Incorporation of the Corporation by amending and restating Article FOURTH in its entirety as follows:

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 100,000,000 shares of common stock, par value $0.001 per share.

3. This Certificate of Amendment of Certificate of Incorporation of the Corporation was submitted to the sole stockholder of the Corporation and was approved by the sole stockholder of the Corporation in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Vice President & Secretary

[CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION – ASP HHI HOLDINGS, INC.]

State of Delaware Secretary of State Division of Corporations Delivered 03:48 PM 08/04/2014 FILED 03:48 PM 08/04/2014 SRV 141032073 – 5203406 FILE

CERTIFICATE OF MERGER

OF

HHI MERGER SUB, INC.

WITH AND INTO

ASP HHI HOLDINGS, INC.

Under Section 251 of the General Corporation Law

of the State of Delaware

August 4, 2014

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), ASP HHI Holdings, Inc., a Delaware corporation (the “Company”), in connection with the merger of HHI Merger Sub, Inc., a Delaware corporation (the “Merger Sub”), with and into the Company (the “Merger”), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are:

Name	State of Incorporation
ASP HHI Holdings, Inc.	Delaware
HHI Merger Sub, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of July 31, 2014, (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Metaldyne Performance Group Inc., a Delaware corporation, Grede Merger Sub, LLC, a Delaware limited liability company, Metaldyne Merger Sub, Inc., a Delaware corporation, the Merger Sub, ASP Grede Intermediate Holdings LLC, a Delaware limited liability company, ASP MD Holdings, Inc., a Delaware corporation, the Company, and solely for purposes of Section 7.03 of the Merger Agreement, ASP Grede Holdings LLC, a Delaware limited liability company, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Sections 228 and 251 of the DGCL.

THIRD: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation is “ASP HHI Holdings, Inc.” (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Merger shall be amended and restated to read as set forth on Annex A hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the Surviving Corporation c/o American Securities LLC, at 299 Park Avenue, 34th Floor, New York, NY 10171. A copy of the Merger Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the date first written above.

ASP HHI HOLDINGS, INC.

By:	/s/ Eric L. Schondorf

	Name:	Eric L. Schondorf
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASP HHI HOLDINGS, INC.

FIRST: The name of the corporation is ASP HHI Holdings, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 10,000 shares of common stock, par value $0.001 per share.

FIFTH: The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH: The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

State of Delaware Secretary of State Division of Corporations Delivered 03:40 PM 09/23/2014 FILED 03:40 PM 09/23/2014 SRV 141209622 – 5203406 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is ASP HHI HOLDINGS, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Liela Morad

Authorized Officer

Name:	Liela Morad
Print or Type